Exhibit 32.1

CERTIFICATION PURSUANT

Section 1350 Certification

In connection with the annual report of First Level Entertainment Group, Inc. (the “Company”) on Form 10-K for the year ended August 31, 2013 as filed with the Securities and Exchange Commission (the “Report”), I, Steve Adelstein, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

April 14, 2014	By: /s/ Steve Adelstein
Steve Adelstein
Chief Executive Officer (principal executive officer and principal accounting officer)